SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the registrant  [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[x] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Landsing Pacific Fund, Inc.
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                (Name of Registrant as Specified in Its Charter)

                                   Dean Banks
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                  Common Stock
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(2) Aggregate number of securities to which transaction applies:
                                    5,953,137
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(3) Proposed maximum aggregate value of transaction:
             Not determinable - fee based on estimated net proceeds
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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                           LANDSING PACIFIC FUND, INC.
                            155 Bovet Road, Suite 101
                               San Mateo, CA 94402
                                 (415) 513-5252
                              (415) 358-8813 (fax)



                                                              September 29, 1995



Landsing Pacific Fund Stockholders


                  Re: Supplemental Proxy Information

Dear Stockholder:

                  Enclosed you will find supplemental information intended to more fully inform you as to certain developments which have occurred since the date that the original Proxy Statement was mailed to you in connection with the upcoming annual meeting. Because of the significance of a potential transaction, we felt that it was important for you to learn of it prior to the meeting on October 23, 1995.

                  As more fully described in the enclosed materials, Landsing Pacific Fund has entered into a letter of intent with Bedford Property Investors, Inc. ("BPI") for the sale of 14 of the Fund's 16 properties. In the event that the Fund has not sold the two remaining properties as of the date of the closing with BPI, BPI will purchase those two properties as well. Although a definitive agreement has not been reached with respect to a sale, we estimate that on completion of a liquidation following such a transaction, stockholders would receive in the aggregate between $4.75 and $5.00 per share, although distributions could be lower. As indicated in the Proxy Statement, the Fund's management originally estimated per share distributions to be between $4.42 and $4.88, based upon, among other things, Ernst & Young's evaluation of the properties.

Landsing Pacific Fund Stockholders
September 29, 1995
Page 2


                  In order to effect the proposed sale, however, the Stockholders must approve the Plan of Liquidation and Dissolution. The approval of that Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock. If you do not vote, that abstention has the same effect as a vote against the Plan. Therefore, it is important that you execute the proxy card enclosed with the Proxy Statement. Because we believe that the proposed sale represents an excellent opportunity for the Fund's Stockholders, we urge you to vote FOR the approval of the Plan of Liquidation. We have enclosed another Proxy Card for your convenience so that you may vote your shares, if you have not done so already.

                  Since the date of the Proxy Statement, the Fund has closed on the sale of two properties: (i) Country Hills Towne Center in Diamond Bar, California, and (ii) Inwood Central Shopping Center in Houston, Texas. Country Hills was sold for $12,550,000, net of commission. As a result of the sale, the Fund was able to realize a $2,600,000 discount on the repayment of mortgage debt which was collateralized by that property. Inwood Central was sold for $2,000,000.


                                                     Very truly yours,

                                                     LANDSING PACIFIC FUND, INC.



                                                     By:
                                                        ------------------------
                                                            Martin I. Zankel
                                                          Chairman of the Board

                        --------------------------------

                         SUPPLEMENTAL PROXY INFORMATION

                        --------------------------------

                           Landsing Pacific Fund, Inc.
                            155 Bovet Road, Suite 101
                               San Mateo, CA 94402
                                 (415) 513-5252


Introduction

         Landsing Pacific Fund, Inc., a Maryland corporation (the "Fund"), mailed a proxy statement to its holders of Common Stock (the "Stockholders") on September 15, 1995. In that proxy statement (the "Proxy Statement"), the Fund's management solicited Stockholder approval for (i) the adoption of the Fund's Plan of Liquidation and Dissolution (the "Plan"), (ii) an amendment to the Fund's Charter to remove the classified board provisions thereof, and (iii) the election of the Fund's directors.

         Since the date of that Proxy Statement, the Fund received a proposal which has resulted in the execution of a non-binding letter of intent to sell substantially all of its assets to a single purchaser, Bedford Property Investors, Inc. ("BPI"). If the Plan is adopted, the sale will be made pursuant to the authority vested in the Board of Directors under the terms of the Plan. This Supplemental Proxy Information is intended to provide you with additional information regarding the details of the potential transaction so that you may make a more informed decision regarding the approval of the Plan.

The Negotiations

         As indicated in the Proxy Statement, the Fund entered into negotiations with other REITs and real estate companies concerning potential mergers or the sale of all or substantially all of the Fund's properties. One of these REITs was BPI. BPI initiated preliminary discussions with the Fund in March of 1994 by executing a Confidentiality Agreement. During the balance of 1994 and early 1995, the Fund provided Bedford with information regarding the Fund's operations and investments.

         BPI initially proposed to merge the Fund into BPI, with the Fund's Stockholders receiving cash and shares of BPI common stock. After evaluation of the proposal and negotiations with BPI, the Fund concluded that the proposal was inadequate. Subsequently, BPI proposed to enter into a non-binding letter of intent with the Fund to acquire 15 of the Fund's real estate assets, which proposal was subsequently withdrawn by BPI. Following a considerable hiatus, the parties recommenced negotiations in mid-September, 1995, and thereafter executed a letter of intent setting forth the basic terms of a sale.

Letter of Intent

         The Fund entered into a non-binding letter of intent dated September 27, 1995 (the "Letter of Intent") with BPI for the sale of 14 of the Fund's 16 properties for an aggregate purchase price of $44,461,780. The Fund may elect to exclude Nohr Plaza from the properties sold to BPI for any reason prior to closing. As is permitted under the Letter of Intent, the Fund is currently negotiating with two purchasers concerning the sale of the Fund's two remaining properties, Academy Place and 466 Forbes (the "Supplemental Properties"). If the Fund's management is able to complete the sale of the Supplemental Properties for a higher price, it will do so. If, however, any of the Supplemental Properties are not sold as of closing, the Fund will sell such properties to BPI for an aggregate purchase price of $9,100,000. The purchase price will be paid in a single cash payment of $43,561,780 (if the Supplemental Properties are not sold to BPI), or $52,661,780 (if the Supplemental Properties are sold to BPI), plus, in either case, a nonrecourse promissory note in the amount of $900,000 secured by Nohr Plaza, if Nohr Plaza is sold to BPI.

         The Letter of Intent essentially represents a non-binding promise by each party to enter into further negotiations toward the execution of a definitive agreement of purchase and sale (a "Definitive Agreement") between the parties. The Fund agreed that it will not market the properties (other than the Supplemental Properties and Nohr Plaza) to third parties for a period of 30 days from the date of the Letter of Intent. The Letter of Intent provides that the parties will attempt to execute a Definitive Agreement prior to October 15, 1995. Pursuant to the Letter of

Intent, BPI has deposited $250,000 into an escrow account as earnest money. BPI must complete its due diligence review of the Fund's properties prior to November 30, 1995 (or sooner, under certain circumstances). BPI will have the right, however, to the return of the earnest money at any time prior to (i) the end of the due diligence period and (ii) such time as the Board of Directors of BPI approve the transaction (which must occur, if at all, prior to November 30, 1995). Pursuant to the terms of the Letter of Intent, any sale to BPI must be closed prior to December 8, 1995.

         Any sale to BPI would be contingent upon (i) the satisfactory completion of BPI's due diligence review, (ii) approval of BPI's Board of Directors, (iii) approval of the Plan by the Fund's Stockholders, (iv) the securing of title insurance to the satisfaction of BPI, and (v) any other contingencies which the Fund or BPI may require in any Definitive Agreement. There can be no assurance that the parties will execute a Definitive Agreement, or that if such an agreement is executed, that the sale will be completed. There are significant conditions to each party's ability to consummate the sale, many of which are outside of the Fund's control.

         The Letter of Intent provides that the Definitive Agreement, if executed, will provide for liquidated damages in an amount of $500,000 payable by either party in the event that the transaction is terminated by that party for any reason other than breach of contract by the other party. BPI would not be required to pay liquidated damages if it terminates the transaction prior to the end of the Due Diligence Period. The Fund would be required to pay BPI $100,000 if the transaction is not completed because the Fund's Stockholders fail to approve the Plan, provided that the Fund notifies BPI of that failure prior to November 8, 1995. Therefore, if the Annual Meeting is postponed and the Stockholders vote against the Plan after November 8, 1995, the Fund would be required to pay the full $500,000 in liquidated damages, although the Definitive Agreement likely will include provisions for extending the November 8 date under circumstances to be negotiated.

Potential Distribution to Stockholders

         The net proceeds of any sale, less repayment of debt, provision for reserves and costs of liquidation will be distributed to the Stockholders pursuant to the terms of the Plan. Assuming that the sale is effected as set forth in the Letter of Intent, management expects that the liquidating distributions made to Stockholders, in the aggregate, will be between $4.75 and $5.00 per share. It should be noted, however, that certain adjustments to the purchase price could be made prior to the closing of any sale, and that the Fund could incur unanticipated expenses in connection with the dissolution. Therefore, the liquidating distributions made following a sale to BPI, if any, could be lower than $4.75 per share. Moreover, there can be no assurance as to when any liquidating distribution will be made.

Approval of the Plan

         The sale of the Fund's properties to BPI will be made, if at all, through the Plan. Therefore, it is imperative that Stockholders vote FOR the approval of the Plan if they desire the sale under the Letter of Intent to be consummated. The Board of Directors and Management recommend that you vote FOR the Plan.

         Conversely, if you are not in favor of the sale, you should vote against the Plan. Please note, however, that if a Definitive Agreement is reached, the liquidated damage provision therein would require that the Fund pay at least $100,000 if the Plan is not approved.

Certain Relationships

         Martin I. Zankel, the Fund's Chairman of the Board, President and Chief Executive Officer, is a Director of BPI. Mr. Zankel is the beneficial owner of approximately 0.3% of the outstanding shares of BPI Common Stock and holds options to purchase approximately 1% of the outstanding shares of BPI Common Stock.

                           LANDSING PACIFIC FUND, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                      THIS PROXY IS SOLICITED BY MANAGEMENT

         The undersigned stockholder of Landsing Pacific Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Dean Banks and Joseph M. Mock, and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held on October 23, 1995 at 9:00 a.m. local time at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares of Common Stock, on the following matters and in the following manner as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares of Common Stock.

1.       Approval of the Plan of        [ ] FOR      [ ] AGAINST    [ ] ABSTAIN
         Liquidation and Dissolution

2.       Approval of the Amendment      [ ] FOR      [ ] AGAINST    [ ] ABSTAIN
         to the Fund's Charter
         to delete the provisions
         thereof creating a
         classified board of directors

3.       Election of Directors:
                  Martin I. Zankel      [ ] FOR      [ ] WITHHOLD AUTHORITY

                  Herbert A. West       [ ] FOR      [ ] WITHHOLD AUTHORITY

4. In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors as of the date of this Proxy as may properly come before the meeting or any adjournment or postponement thereof.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                                 [ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                                 Please sign exactly as name appears hereon and date. If the shares of Common Stock are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                                 Dated                             , 1995
                                       ----------------------------

                                 -----------------------------------------------
                                                  Signature

                                 -----------------------------------------------
                                          Signature, if held jointly

Votes must be indicated by filling in X in Black or Blue ink.
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope